TOTAL P.08

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED #
C - 1543 - 03
JAN 2 3 2004
IN THE OFFICE OF
[signature]
DEAN HELLER, SECRETARY OF STATE

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. ***Name of Corporation:***	THRIFTY PRINTING INC.
2. ***Resident Agent Name and Street Address:*** *(must be a Nevada address where process may be served)*	The Corporation Trust Company of Nevada Name 6100 Neil Road, Suite 500, — Reno — NEVADA 89511 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. ***Shares:*** *(number of shares corporation authorized to issue)*	Number of shares with par value: 25,000,000 — Par value: $ $0.001 — Number of shares without par value: NONE
4. ***Names & Addresses, of Board of Directors/Trustees:*** *(attach additional page if there is more than 3 directors/trustees)*	1. T.L. SMITH Name 520 PIKE STREET, SUITE 2610, — SEATTLE — WA — 98101 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. ***Purpose:*** *(optional—see instructions)*	The purpose of this Corporation shall be:
6. ***Names, Address and Signature of Incorporator:*** *(attach additional page if there is more than 1 incorporator)*	T.L. SMITH — [signature: T. L. Smith] Name — Signature 520 PIKE STREET, SUITE 2610 — SEATTLE — WA — 98101 Address — City — State — Zip Code
7. ***Certificate of Acceptance of Appointment of Resident Agent:***	I hereby accept appointment as Resident Agent for the above named corporation. The Corporation Trust Company of Nevada By: [signature] Asst VP — 01/23/2004 Authorized Signature of R.A. or On Behalf of R.A. Company — Date JACK CASKEY, ASST VP

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form 78 ARTICLES.2003
Revised on: 11/21/03

NV001 - 12/15/03 C T System Online

JAN-23-2004 13:35 CT SEATTLE P.01

090204
*0902...

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
[signature] Barbara K. Cegavske Secretary of State State of Nevada	20150139614-82
	Filing Date and Time: 03/27/2015 2:15 PM
	Entity Number: C1543-2004

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Anavex Life Sciences Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 of the Articles of Incorporation of Anavex Life Sciences Corp. is hereby amended to read as follows:

Article 3. Shares: Number of shares with par value: 400,000,000 Par value: $0.001 Number of shares without par value: None

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: majority

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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090303
090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of Barbara K. Cegavske, Secretary of State, State of Nevada

Document Number: 20150442230-73
Filing Date and Time: 10/06/2015 10:30 AM
Entity Number: C1543-2004

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Anavex Life Sciences Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

400,000,000 shares of common stock having a par value of $0.001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

100,000,000 shares of common stock having a par value of $0.001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1-for-4 reverse stock split on outstanding common stock

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

None

7. Effective date and time of filing: (optional) Date: October 6, 2015 Time: 4:30 pm EST

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer CHRISTOPHER MISSLING, PHD, CEO

President/Chief Executive Officer
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 1-5-15

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STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

April 17, 2019

Job Number: C20190417-1786
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20190168824-11	Amendment	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Certified By: Clair Fry
Certificate Number: C20190417-1786

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20190168824-11
Secretary of State	Filing Date and Time 04/17/2019 2:24 PM
State of Nevada	Entity Number C1543-2004

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Anavex Life Sciences Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 is hereby amended to read as follows: The number of authorized shares which the Corporation is entitled to issue is 100,000,000 shares of common stock having a par value of $0.001 per share and 10,000,000 shares of preferred stock having a par value of $0.001 per share. The Board of Directors shall have the authority to issue shares of preferred stock in one or more series, and shall have the authority to establish by duly adopted resolution such voting powers, designations, preferences, limitations, restrictions and relative rights of the preferred shares as it deems necessary or advisable without any additional action by the Corporation's stockholders.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: majority

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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